United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2016

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Former Name or Former Address, if Changed Since Last Report
The Laclede Group, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Following approval by the shareholders of Spire Inc. (formerly named The Laclede Group, Inc.), a Missouri corporation (the “Company”), at the special meeting of shareholders held on April 28, 2016, the Company filed amended articles of incorporation with the Missouri Secretary of State to change the name of the Company from “The Laclede Group, Inc.” to “Spire Inc.”. The amendment was described in the Company’s definitive proxy statement dated March 24, 2016. A copy of the Company’s articles of incorporation, as amended, is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
In connection with the name change, on April 28, 2016 the Board of Directors of the Company approved an amendment to the Company's bylaws to replace any references to “The Laclede Group, Inc.” with “Spire Inc.” A copy of the Company’s bylaws, as amended, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s special meeting of shareholders was held on April 28, 2016. At the meeting the shareholders voted on the following item:
Proposal
Approval of an amendment to the Company’s articles of incorporation to change its name to Spire Inc. received the following vote:

For	Against	Abstain
37,630,759	1,607,786	212,295
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as part of this report:

3.1	Articles of Incorporation of Spire Inc., as amended, effective as of April 28, 2016
3.2	Bylaws of Spire Inc., as amended, effective as of April 28, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date: May 3, 2016	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Vice President, Corporate and Shared Services Governance and Standards and Corporate Secretary